UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2024

GALAXY GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6480 Cameron Street Suite 305

Las Vegas, Nevada 89118

(Address of principal executive offices)

(702) 939-3254

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class Trading Symbol Name of Exchange on Which Registered

Common Stock GLXZ OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2024, Galaxy Gaming, Inc. (the “Company”) entered into Amendment No. 5 to Employment Agreement with Harry C. Hagerty, Chief Financial Officer, Secretary and Treasurer of the Company.

Amendment No. 5:

•
extends the expiration date of the Hagerty employment agreement from April 30, 2024 to April 30, 2025 (the “Extended Term”), at which time Mr. Hagerty intends to retire from the Company;

• provides that Mr. Hagerty will continue to serve as the Company’s Chief Financial Officer during the Extended Term until a new Chief Financial Officer is hired, and that upon the hiring of a new Chief Financial Officer, Mr. Hagerty will serve as a Strategic Advisor of the Company for the remainder of the Extended Term; and

•
sets forth that during the period prior to hiring of the new Chief Financial Officer Mr. Hagerty’s salary will remain at $200,000 per year, and that during the period after the hiring of a new Chief Financial Officer Mr. Hagerty’s salary will be $12,000 per month for three (3) months and $6,000 per month for any months remaining in the Extended Term.

Amendment No. 5 to Employment Agreement with Mr. Hagerty is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

10.1 Amendment No. 5 to Employment Agreement effective April 22, 2024 between Galaxy Gaming, Inc. and Harry C. Hagerty.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2024

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer